Report of Independent Registered Public Accounting Firm on Schedules




The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated February 16, 2005, except for the second paragraph of note 16 as to which the date is March 3, 2005 (included elsewhere in this Form N-6). Our audits included the financial statement schedules listed in Item 27 of the Registration Statement of this Form N-6. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for discontinued operations, goodwill and other intangible assets effective January 1, 2002, variable interest entities effective July 1, 2003, and certain fixed and variable contract features effective January 1, 2004.


Des Moines, Iowa
February 16, 2005

                        Principal Life Insurance Company
                      Schedule I -- Summary of Investments
                    Other than Investments in Related Parties
                             As of December 31, 2004

                                                                                               Amount at Which
                                                                                                Shown in the
                                                                                                Statement of
Type of investment                                            Cost         Value             Financial Position
----------------------------------------------------------------------------------------  --------------------------
                                                                               (In Millions)
Fixed maturities, available-for-sale:
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                    $ 260.3       $ 265.5             $ 265.5
   States, municipalities and political subdivisions            894.2         947.0               947.0
   Foreign governments                                          428.4         490.3               490.3
   Public utilities                                           3,150.3       3,380.5             3,380.5
   Convertibles and bonds with warrants attached                    -             -                   -
   Redeemable preferred                                         375.6         384.1               384.1
   All other corporate bonds                                 24,666.6      26,344.9            26,344.9
Mortgage-backed and other asset-backed securities             6,951.4       7,298.8             7,298.8
                                                          ------------ -------------  ------------------
       Total fixed maturities, available for sale            36,726.8      39,111.1            39,111.1
                                                          ------------ -------------  ------------------

Fixed maturities, trading                                        86.0          93.0                93.0

Equity securities, available-for-sale Common stocks:
   Banks, trust and insurance companies                           6.2           7.4                 7.4
   Public utilities                                               1.2           1.2                 1.2
   Industrial, miscellaneous and all other                       57.3          57.9                57.9
Non-redeemable preferred stock                                  645.8         657.3               657.3
                                                          ------------ -------------  ------------------
       Total equity securities, available-for-sale              710.5         723.8               723.8

Mortgage loans (1)                                           11,374.7          XXXX            11,328.7

Real estate, net:
   Real estate acquired in satisfaction of debt                  33.2          XXXX                33.2
   Other real estate (2)                                        993.8          XXXX               988.0

Policy loans                                                    814.5          XXXX               814.5
Other investments                                             1,292.2          XXXX             1,292.2

                                                          ------------ -------------  ------------------
       Total investments                                   $ 52,031.7          XXXX          $ 54,384.5
                                                          ============ =============  ==================



(1) The amount shown in the Statement of Financial Position for mortgage loans differs from cost as commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method, and net of valuation differences.

(2) The amounts shown in the Statement of Financial Position for real estate differ from cost due to properties which were determined to be impaired. The cost bases of these properties are reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established.

Principal Life Insurance Company
Schedule III - Supplementary Insurance Information

12/31/2004

                                               Deferred                  Future               Contractholder
                                                Policy                   Policy                  and other
                                             Acquisition                Benefits               policyholder                Premium
                                                Costs                  and claims                  funds                   revenue
                                        --------------------------------------------------------------------------------------------
U.S. Asset Management and Accumulation          738.3                  7,298.7                  30,434.6                   370.1
Life & Health Insurance                       1,032.6                  6,983.2                   2,649.6                 3,096.6
Mortgage Banking                                    -                        -                         -                       -
Corporate & Other                                   -                      2.9                    (178.3)                    2.2
                                        --------------------------------------------------------------------------------------------
Principal Life Insurance Company              1,770.9                 14,284.8                  32,905.9                 3,468.9
                                        ============================================================================================

                                                                                               Amortization
                                                                          Benefits,             of Deferred
                                                     Net                 claims and               Policy               Other
                                                  investment             settlement             Acquisition          operating
                                                    income                expenses                 Costs              expenses
                                        ----------------------------------------------------------------------------------
U.S. Asset Management and Accumulation           2,352.4                 2,094.8                 112.0              758.1
Life & Health Insurance                            661.9                 2,514.7                  95.7              860.4
Mortgage Banking                                       -                       -                     -               16.7
Corporate & Other                                   15.7                    (7.3)                    -               13.9
                                        ----------------------------------------------------------------------------------
Principal Life Insurance Company                 3,030.0                 4,602.2                 207.7            1,649.1
                                        ==================================================================================





12/31/2003

                                               Deferred                  Future               Contractholder
                                                Policy                   Policy                  and other
                                             Acquisition                Benefits               policyholder         Premium
                                                Costs                  and claims                  funds            revenue
                                             -------------------------------------------------------------------------------------
U.S. Asset Management and Accumulation              615.4                  7,146.4                  27,502.9            420.0
Life & Health Insurance                             904.2                  6,876.1                   2,243.7          3,019.0
Mortgage Banking                                        -                        -                         -                -
Corporate & Other                                       -                      2.9                    (149.8)               -
                                             ------------------------------------------------------------------------------------
Principal Life Insurance Company                  1,519.6                 14,025.4                  29,596.8          3,439.0
                                             ====================================================================================


                                                                                            Amortization
                                                                       Benefits,             of Deferred
                                                  Net                 claims and               Policy               Other
                                               investment             settlement             Acquisition          operating
                                                 income                expenses                 Costs              expenses
                                          ---------------------------------------------------------------------------------------
U.S. Asset Management and Accumulation            2,367.6                 2,139.7                  82.5              729.8
Life & Health Insurance                             656.5                 2,457.7                  61.5              826.5
Mortgage Banking                                        -                       -                     -               29.3
Corporate & Other                                    47.1                    (5.2)                    -                0.9
                                          ---------------------------------------------------------------------------------
Principal Life Insurance Company                  3,071.2                 4,592.2                 144.0            1,586.5
                                          =================================================================================



12/31/2002

                                               Deferred                  Future               Contractholder
                                                Policy                   Policy                  and other
                                             Acquisition                Benefits               policyholder                Premium
                                                Costs                  and claims                  funds                   revenue
                                             ---------------------------------------------------------------------------------------
U.S. Asset Management and Accumulation            501.7                  6,956.3                  24,985.6                   746.5
Life & Health Insurance                           872.7                  6,675.6                   2,024.2                 2,973.4
Mortgage Banking                                      -                        -                         -                       -
Corporate & Other                                     -                      3.0                     (77.0)                    0.1
                                             ---------------------------------------------------------------------------------------
Principal Life Insurance Company                1,374.4                 13,634.9                  26,932.8                 3,720.0
                                             =======================================================================================

12/31/2002

                                                                                             Amortization
                                                                        Benefits,             of Deferred
                                                   Net                 claims and               Policy               Other
                                                investment             settlement             Acquisition          operating
                                                  income                expenses                 Costs              expenses
                                            --------------------------------------------------------------------------------------
U.S. Asset Management and Accumulation                   2,352.1                 2,530.3                  57.1              611.7
Life & Health Insurance                                    660.2                 2,433.4                  84.0              750.4
Mortgage Banking                                            20.8                       -                     -              908.2
Corporate & Other                                           36.7                    (4.8)                    -                2.4
                                            --------------------------------------------------------------------------------------
Principal Life Insurance Company                         3,069.8                 4,958.9                 141.1            2,272.7
                                            ======================================================================================

Principal Life Insurance Company
Schedule IV - Reinsurance

12/31/2004

                                                                                                                 Percentage
                                                        Ceded to               Assumed                              of amount
                                   Gross                  Other              from Other                            Assumed to
                                  Amount                Companies             Companies            Net Amount          Net
                                 ----------------------------------------------------------------------------------------------

Life insurance inforce            176,262.6                41,539.0             2,566.2               137,289.8           1.9%
                                 ===============================================================================

Premiums:
  Life insurance                    1,237.6                    68.6                67.0                 1,236.0           5.4%
  Accident and health insurance     2,455.5                   222.6                   -                 2,232.9           0.0%
                                 -------------------------------------------------------------------------------
Total                               3,693.1                   291.2                67.0                 3,468.9           1.9%
                                 ===============================================================================


12/31/2003

                                                                                                                   Percentage
                                                        Ceded to               Assumed                              of amount
                                   Gross                  Other              from Other                            Assumed to
                                  Amount                Companies             Companies            Net Amount          Net
                                 ----------------------------------------------------------------------------------------------

Life insurance inforce            163,584.2                34,567.3             2,317.0               131,333.9           1.8%
                                 ===============================================================================

Premiums:
  Life insurance                    1,249.3                    63.6               118.8                 1,304.5           9.1%
  Accident and health insurance     2,359.8                   225.3                   -                 2,134.5           0.0%
                                 -------------------------------------------------------------------------------
Total                               3,609.1                   288.9               118.8                 3,439.0           3.5%
                                 ===============================================================================



12/31/2002

                                                                                                                   Percentage
                                                        Ceded to               Assumed                              of amount
                                   Gross                  Other              from Other                            Assumed to
                                  Amount                Companies             Companies            Net Amount          Net
                                 -----------------------------------------------------------------------------------------------

Life insurance inforce             159,892.0                30,942.4             1,849.0               130,798.6           1.4%
                                 ================================================================================

Premiums:
  Life insurance                     1,587.6                    55.8               130.6                 1,662.4           7.9%
  Accident and health insurance      2,328.7                   271.1                   -                 2,057.6           0.0%
                                 --------------------------------------------------------------------------------
Total                                3,916.3                   326.9               130.6                 3,720.0           3.5%
                                 ================================================================================